Exhibit 99.1

Timberline Closes Acquisition of Staccato Gold Resources

June 3, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to announce that it has closed on its acquisition of Staccato Gold Resources Ltd. (“Staccato”) by way of a plan of arrangement.

As previously announced, the acquisition, by way of a plan of arrangement (the “Arrangement”), was overwhelmingly approved the shareholders of Timberline and Staccato, and the Final Order from the Supreme Court of British Columbia was issued approving the proposed acquisition of Staccato by Timberline.

Timberline’s shares of common stock will commence trading on the TSX Venture Exchange in substitution for Staccato’s common shares on June 3, 2010 under the symbol “TBR”.

Randal Hardy, Timberline’s CEO, commented, “We are very happy to have met all the closing conditions and to have closed on the acquisition of Staccato.  We appreciate the support of our shareholders, and we welcome the Staccato shareholders, as we continue to explore opportunities to increase shareholder value.  We are excited to start working on the Lookout Mountain project, as well as several of the other exploration opportunities on the South Eureka property in the Battle Mountain / Eureka gold trend.  In addition, we are progressing well at our Butte Highlands Gold Project, which is still on target with our objective to achieve production in 2011, and Timberline Drilling is doing very well as our team continues to optimize the operations and find opportunities to leverage our expertise in both underground and surface core drilling.”

About Timberline Resources Corporation

Timberline is a diversified gold company with three complementary business units: a mine in development with anticipated gold production, an active exploration division with a large, drill-tested, highly prospective project portfolio in Nevada’s Battle Mountain - Eureka gold trend, and two contract core drilling subsidiaries in the U.S. and Mexico providing revenues and cash flow to the company. Timberline is focused on the evaluation and the acquisition of advanced-stage exploration opportunities, with the potential for near-term development and production. Timberline formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, at its royalty-free Butte Highlands Gold Project which commenced development in the summer of 2009 and has gold production targeted in 2011.  The Management team has experience, depth, and a solid track record of achievement in building successful companies and discovering economic ore bodies.  Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

None of the securities anticipated to be issued pursuant to the Arrangement have been or will be registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and are anticipated to be issued in reliance upon available exemptions from such registration requirements under Section 3(a)(10) of the U.S.

Securities Act and applicable exemptions under state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859